Exhibit 32.1

CERTIFICATIONS OF MATTHEW J. SZULIK, CHIEF EXECUTIVE OFFICER, PRESIDENT AND

CHAIRMAN OF THE BOARD OF DIRECTORS,

AND

CHARLES E. PETERS, JR., EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officers of Red Hat, Inc. (“Red Hat”) hereby certify that (a) Red Hat’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and (b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Red Hat.

Date: January 10, 2005	By:	/s/ MATTHEW J. SZULIK
Matthew J. Szulik
Chief Executive Officer, President and Chairman of the Board of Directors
(Principal Executive Officer)

Date: January 10, 2005	By:	/s/ CHARLES E. PETERS, JR.
Charles E. Peters, Jr.
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)